ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            WORLDWIDE EQUIPMENT CORP.



         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the President of Worldwide Equipment Corp., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida ("Corporation"), bearing document number P93000043191, does hereby certify:

         FIRST: That pursuant to written consent of all of the Board of Directors and majority consent of the Shareholders of the Corporation, dated August 20, 1999, the Board of Directors and Shareholders approved the Amendment to the Corporation's Articles of Incorporation as follows:

         The first paragraph through item (1) of ARTICLE THREE of the Corporation's Articles of Incorporation shall be deleted and replaced with the following:

         "The total number of shares of capital stock which the corporation has the authority to issue is 101,000,000 shares consisting of:

                  (1) 100,000,000 shares, par value $.001 per share, designated as Common Stock (the "Common Stock"); and"

         SECOND: The foregoing amendment was adopted by the Board of Directors of the Corporation pursuant to a Written Consent of the Board of Directors of the Corporation and by a majority of the shareholders of the Common Stock of the Corporation, dated September 15, 1999, acting by Written Consent pursuant to Sections 607.0821 and 607.0704 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.


         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of September 15, 1999.

Matthew W. Miller, Esq., Florida Bar No. 0121398
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Blvd., Suite 1900
Fort Lauderdale, Florida  33301
(954) 763-1200

                                                WORLDWIDE EQUIPMENT CORP.


                                                By:_____________________________
                                                     Mitch Hymowitz, President

Matthew W. Miller, Esq., Florida Bar No. 0121398
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Blvd., Suite 1900
Fort Lauderdale, Florida  33301
(954) 763-1200


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